UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 9, 2020
Date of Report (date of earliest event reported)
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TransEnterix, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	0-19437 (Commission File Number)	11-2962080 (I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300
Morrisville, North Carolina 27560

(Address of principal executive offices)

919-765-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2020, TransEnterix, Inc. (the “Company”), is filing a prospectus supplement (the “Prospectus Supplement”), relating to an “at the market” offering (the “ATM Offering”) by the Company of up to an aggregate of $40,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which Shares are registered under the Registration Statement on Form S-3 (File No. 333-236200) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and declared effective on February 10, 2020.

The Shares are to be sold by the Company pursuant to an Controlled Equity OfferingSM Sales Agreement dated August 12, 2019 (the “Sales Agreement”) entered into by and between the Company and Cantor Fitzgerald & Co., as sales agent (“Cantor”), a copy of which has been filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 12, 2019.

Subject to the terms and conditions of the Sales Agreement, Cantor will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, on the Company’s behalf, any shares of Common Stock to be offered by the Company under the Sales Agreement. Cantor will offer the Common Stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by the Company and Cantor. The Company will designate the maximum amount of Common Stock to be sold through Cantor on a daily basis or otherwise determine such maximum amount together with Cantor. The Company may instruct Cantor not to sell Common Stock if the sales cannot be effected at or above the price designated by the Company in any such instruction. The Company or Cantor may suspend the offering of Common Stock being made through Cantor under the Sales Agreement upon proper notice to the other party.

The aggregate compensation payable to Cantor as sales agent shall be equal to 3.0% of the aggregate gross proceeds from each sale of the Company’s Common Stock under the Sales Agreement. In addition, the Company has agreed in the Sales Agreement to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act. In addition, the Company has agreed to reimburse Cantor for certain expenses incurred in connection with this ATM Offering, up to a maximum of $25,000. The total expenses for the offering payable by the Company, excluding commissions and reimbursements payable to Cantor under the Sales Agreement, will be approximately $115,000.

The offering of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of the shares of Common Stock under the ATM Offering and (ii) termination of the Sales Agreement by the Company or by Cantor.

The Sales Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2019 and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

1.1
Controlled Equity OfferingSM Sales Agreement by and between TransEnterix, Inc. and Cantor Fitzgerald & Co., dated August 12, 2019 (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2019).

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: October 9, 2020	By:	/s/ Shameze Rampertab
Shameze Rampertab
Executive Vice President and Chief Financial Officer